UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 1, 2012

MModal Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35069	98-0676666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9009 Carothers Parkway

Franklin, Tennessee 37067

(Address of Principal Executive Offices) (Zip Code)

(866) 295-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

MModal Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders on June 1, 2012. The stockholders considered four proposals, each of which is described in more detail in the Company’s definitive proxy statement dated April 30, 2012.

Proposal 1: Election of three Class I Directors for the ensuing three years. The votes were cast as follows:

Class I Director	Votes For	Votes Withheld	Broker Non-Votes
Roger L. Davenport	36,287,331	151,659	10,549,732
V. Raman Kumar	35,751,786	687,204	10,549,732
Frank Baker	36,158,979	280,011	10,549,732

Proposal 2: Ratification of the selection by the Audit Committee of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The votes were cast as follows:

Votes For	Votes Against	Abstentions
46,829,414	146,678	12,630

Proposal 3: Advisory vote on executive compensation. The votes were cast as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,196,769	152,125	90,096	10,549,732

Proposal 4: Advisory vote on the frequency of future advisory votes on executive compensation. The votes were cast as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
35,193,064	30,181	909,833	305,192	10,549,732

Pursuant to the foregoing votes, (i) Roger L. Davenport, V. Raman Kumar, and Frank Baker were re-elected to serve as Class I Directors for a three-year term; (ii) the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was ratified; (iii) the compensation of the Company’s named executive officers was approved on a non-binding basis; and (iv) an annual advisory vote on executive compensation was approved on a non-binding basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MModal Inc.

	By:	/s/ Kathryn F. Twiddy
Date: June 7, 2012		Kathryn F. Twiddy, Chief Legal Officer